UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Allbirds, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40963	47-3999983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hotaling Place, San Francisco, CA 94111

(Address of principal executive offices, including zip code)

(628) 225-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement with Second Avenue Capital Partners LLC

On June 30, 2025, the Company, as borrower, entered into a Credit Agreement (the “Credit Agreement”) with Second Avenue Capital Partners LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) and the lenders from time to time a party thereto (the “Lenders”), establishing a revolving credit facility in favor of the Company with aggregate revolving commitments initially set at $50,000,000, which can be increased, in the sole discretion of the Lenders, up to $75,000,000. Proceeds are to be used for the Company’s general corporate purposes.

The Company’s obligations under the Credit Agreement are secured by substantially all of the assets of the Company and its subsidiary, Allbirds International, Inc., and are guaranteed by Allbirds International, Inc. The Credit Agreement bears interest, prior to an event of default, at a floating per annum rate equal to the sum of the forward-looking Term SOFR Reference Rate for a tenor of three months (as published by the CME Group Benchmark Administration Limited (CBA) (or a successor administrator selected by the Agent)), plus a Term SOFR Adjustment of 0.15%, plus a margin of 5.75% per annum. Accrued interest is payable monthly in arrears. The outstanding principal balance is payable in full on June 30, 2028. The Credit Agreement includes customary representations and warranties, affirmative covenants and negative covenants (including financial covenants), applicable to the Company and certain of its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions of assets, dividends and other distributions, minimum unrestricted cash, and minimum consolidated EBITDA. In addition, the Credit Agreement contains certain customary events of default including, but not limited to, failure to pay interest, principal and fees or other amounts when due, material misrepresentations or misstatements in any representation or warranty, covenant defaults, certain cross defaults to other material indebtedness, certain judgment defaults and events of bankruptcy or insolvency.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference. The representations, warranties, and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Sales Agreement with TD Securities (USA) LLC

On June 30, 2025, the Company entered into a Class A Common Stock Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”), to sell shares of its Class A Common Stock having an aggregate sales price of up to $50,000,000 (the “ATM Shares”), from time to time, through an “at the market offering” program under which TD Cowen or its affiliates will act as sales agent. The sales, if any, of the ATM Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The Company will pay TD Cowen a commission rate of up to 3% of the aggregate gross proceeds from each sale of ATM Shares. The Company will also reimburse TD Cowen for certain specified expenses in connection with the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the ATM Shares.

The Company is not obligated to sell any of the ATM Shares under the Sales Agreement and may at any time suspend sales thereunder. The Sales Agreement may be terminated by either the Company or TD Cowen with 10 days notice, or earlier under certain circumstances.

The Company filed a registration statement on Form S-3 with the Commission on June 30, 2025 to register $22,500,000 of the ATM Shares (the “Registration Statement”), but the Registration Statement has not yet become effective. The ATM Shares may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the ATM Shares, nor shall there be any sale of ATM Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which has been filed with the SEC. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, the Company repaid and fully discharged its obligations under its prior Credit Agreement, dated February 20, 2019 and subsequently amended, with JPMorgan Chase Bank, N.A.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement with Second Avenue Capital Partners LLC in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On June 30, 2025, the Company issued a press release announcing its entry into the Credit Agreement and Sales Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 and Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated June 30, 2025, by and among the Company, Second Avenue Capital Partners LLC, and the Lending Parties named therein (omitted schedules will be furnished to the SEC upon request).

10.2	Class A Common Stock Sales Agreement, dated June 30, 2025, by and between the Company and TD Securities TD (USA) LLC (incorporated by reference to the Company’s Registration Statement on Form S-3, filed with the Commission on June 30, 2025).

99.1	Press Release, dated June 30, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2024, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the investor relations section of the Allbirds website at www.ir.allbirds.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2025

ALLBIRDS, INC.

By:	/s/ Joe Vernachio
Name:	Joe Vernachio
Title:	Chief Executive Officer